                                                                   Exhibit 99.3

                    REVOCABLE PROXY OF PACIFIC NORTHWEST BANK
-------------------------------------------------------------------------------
                         SPECIAL MEETING OF SHAREHOLDERS
                                              , 1998
                             -----------------
-------------------------------------------------------------------------------

         The undersigned hereby appoints Kim S. Brace and David H. Straus and each of them (with full power to act alone) as proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock, $1.00 par value, of Pacific Northwest Bank held of record by the undersigned on___________, 1998, at the Special Meeting of Shareholders to be held at the Seattle Financial Center of the Pacific, 111 Third Avenue, Seattle Washington on ______________, ______________, 1998, at __:00 __.m., local time, and at any and all adjournments of such Meeting, as follows:



1.   A proposal to approve the merger        FOR        AGAINST      ABSTAIN
     among InterWest Bancorp, Inc.,          [ ]          [ ]          [ ]
     Pacific Northwest Bank and New
     Pacific Northwest Bank pursuant
     to the Amended and Restated
     Agreement and Plan of Merger
     dated as of January 15, 1998.

2.   Whatever other business may
     properly be brought before the
     Special Meeting or any adjournment.


       The Board of Directors recommends a vote "FOR" the above proposal.

-------------------------------------------------------------------------------

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. HOWEVER, IF ANY OTHER MATTERS ARE PROPERLY PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

-------------------------------------------------------------------------------
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof, and after notifying the Secretary of Pacific Northwest Bank at or prior to the Special Meeting of your decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

         The undersigned acknowledges receipt from Pacific Northwest Bank prior to the execution of this proxy of Notice of the Meeting and the
Prospectus/Proxy Statement dated               .
                                 --------------

Dated:                     , 1998
       -------------------

                    -----------------------------------------
                          PRINT NAME OF SHAREHOLDER(S)
                      (As it appears on Stock Certificate)




------------------------                            -------------------------
SIGNATURE OF SHAREHOLDER                             SIGNATURE OF SHAREHOLDER


No. of Shares Owned:
                    -----------

                                    *    *    *    *    *


         Please sign exactly as your name appears on this proxy card and complete the number of shares owned. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder must sign.

-------------------------------------------------------------------------------
         PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE
                      ENCLOSED, POSTAGE-PREPAID ENVELOPE.
-------------------------------------------------------------------------------